Exhibit 99.1

Mitek to Acquire IDchecker, a Global Identity Verification Solutions Provider

•	Solidifies Mitek’s position as the global leader in mobile capture and identity solutions for customer acquisition

•	IDchecker’s cloud based platform deepens Mitek’s ID verification capabilities

•	Increases Mitek’s global presence and adds customers in international payments, financial services and information services

•	Includes auto capture patent and facial recognition technology

•	Expands global ID document coverage with more than 3,500 document types

SAN DIEGO, CA, and HAARLEM, The Netherlands May 26, 2015 – Mitek (NASDAQ: MITK, www.miteksystems.com), the leading innovator of mobile capture and identity solutions for customer acquisition, today announced that it has entered into a definitive agreement to acquire IDchecker, a global provider of cloud based identity document verification and facial recognition solutions, for an aggregate purchase price of up to $10.6 million, of which $5.85 million will be payable in cash, $2.75 million in Mitek common shares at the close of the acquisition, and, subject to the achievement of certain revenue and net income targets for IDchecker through September 30, 2016, up to an additional $2 million in Mitek common shares.

“The acquisition of IDchecker demonstrates our commitment to delivering solutions that optimize the mobile channel for safe and secure customer acquisition,” said James B. DeBello, president & CEO, Mitek. “By expanding our product portfolio, we will transform Mitek into a global provider of mobile capture and identity solutions in the multi-factor authentication market which is projected by the global market research firm MarketsandMarkets to be worth $10.75 billion by 2020.”

Overview of IDchecker

Headquartered in Haarlem, The Netherlands, IDchecker is a cloud based identity verification provider whose customers include a large international money transfer service, a leading worldwide payments company, and a preeminent global information services provider. In addition to financial services and payments companies, IDchecker provides its ID verification solutions for employment verification, gaming and ecommerce. IDchecker is trusted by clients to help them achieve their compliance requirements and improve client onboarding processes.

IDchecker’s Strong ID product authenticates 3,500 different types of passports, driver licenses and identity cards from nearly every country in the world. The company’s proprietary identity document authenticity verification can be combined with its Facelink facial recognition technology. This multi-factor identity verification enables organizations to confirm the authenticity of the document and match it to the person presenting it during a mobile transaction. Customers using Strong ID dramatically improve mobile customer acquisition while meeting stringent Know Your Customer (KYC) requirements.

“The Mitek-IDchecker combination is an excellent strategic pairing, presenting a unique opportunity to leverage the complementary strengths of our robust portfolios and rich pipelines,” said Michael Hagen, Chief Executive Officer, IDchecker. “IDchecker’s Strong ID combined with Mitek’s proven mobile driver license capture, prefill and document authentication technologies provide an arsenal of mobile identification options that are optimized for today’s digital sales and account origination requirements.”

Following the completion of the acquisition, Mr. Hagen will join Mitek as Managing Director of IDchecker and Corporate ID Strategist.

Market Opportunity

The global market opportunity for optimizing the mobile channel for customer acquisition is among the most attractive in the FinTech industry today.

As mobile devices continue to proliferate in all countries, consumers are changing their habits and finding it more convenient to shop or open an account using their mobile devices. However, the inconvenience of touchscreen keyboards results in a high percentage of abandonment before a form or transaction is completed. Furthermore, the lack of reliable identity verification of a consumer is a fundamental problem in determining an acceptable risk profile. This often results in denying service to a qualified individual.

Businesses want to simplify the application process and augment their digital sales platforms with a menu of multifactor authentication tools that go beyond today’s unreliable knowledge based analytics and other methodologies not suitable for today’s mobile environment.

The combination of Strong ID with Mitek’s recently launched Photo Verify™ technology and its proven, superior MiSnap user experience will significantly improve customer acquisition rates by verifying ID documents worldwide with the intuitive use of the camera. The combined technologies are capable of doubling or tripling the yield from digital customer acquisition efforts via the mobile channel.

The strategically complementary technology portfolios of the two companies will fuel the worldwide growth of Mitek, the U.S. market leader in mobile capture and identification for financial transactions. Mitek pioneered the “Camera as a Keyboard” with its award winning Mobile Deposit® product used by nearly 50 million consumers and over 3,700 banks, brokerages, and insurance companies. Mitek’s acquisition of IDchecker is expected to create significant opportunities for the combined companies due to their proven technology, strong financial services domain knowledge and trusted client relationships.

“Consumer preference for shopping and opening accounts via the mobile channel is not just a U.S. phenomenon – it is a rapidly growing worldwide trend,” said James B. DeBello. “This acquisition enables Mitek to provide ID capture and authentication to companies who operate in highly regulated markets around the world.”

About Mitek

Headquartered in San Diego, CA, Mitek (NASDAQ: MITK) is the leading innovator of mobile capture and identity solutions for customer acquisition. Mitek’s patented mobile photo technology automatically captures images of financial and personal documents and then extracts relevant data. This enables consumers to use the Camera as a Keyboard™ to reduce friction for mobile check deposit, account opening, bill payment, insurance quoting, and many other use cases. This innovative technology is licensed by more than 3,700 organizations and used by tens of millions of consumers enabling increased customer acquisition, retention and operational efficiency. www.miteksystems.com MITK-F

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About IDchecker

IDchecker was established in 2004 and it has become a global identity verification company with worldwide document coverage. It is trusted by businesses to help them achieve their compliance requirements and improve client onboarding processes. IDchecker has been recognized for its excellence, receiving awards including the Deloitte Technology Fast 50, Red Herring Top 100 Europe, the Florin Award for innovation in transaction services and most recently the Customer Choice Award for Best Mobile Solution at the 2015 CNP Awards. Its ISO 27001 certification ensures its clients, who include some of the world’s most trusted and innovative brands, are provided the highest security standard.

Mitek Contacts

Ann Reichert

Senior Director of Marketing

pr@miteksystems.com

Katherine Verducci

MIX Public Relations

pr@mix-pr.com

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Mitek and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Mitek undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of Mitek and IDchecker; potential adverse reactions or changes to business relationships resulting from the acquisition; unexpected costs, charges or expenses resulting from the acquisition; litigation or adverse judgments relating to the acquisition; and any changes in general economic and/or industry-specific conditions. In addition, the pending acquisition of IDchecker may not be completed at all or may not be completed on time. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Mitek in general, see the risk disclosures in the Annual Report on Form 10-K of Mitek for the fiscal year ended September 30, 2014, and its quarterly reports on Form 10-Q and current reports on Form 8-K and other filings made with the SEC by Mitek, which you may obtain for free on the SEC’s website at www.sec.gov.